As filed with the Securities and Exchange Commission on October 24, 2018
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ATTUNITY LTD.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
16 Atir Yeda Street, Atir Yeda Industrial Park,
Kfar Saba 4464321, Israel
Tel: +972-9-899-3000
 (Address and telephone number of Registrant’s principal executive offices)

Attunity Inc.
Attn.: Dror Harel-Elkayam, Chief Financial Officer and Secretary
70 Blanchard Road
Burlington, Massachusetts  01803
Tel. (781) 213-5200
(Name, address and telephone number of agent for service)

with copies to:
Howard E. Berkenblit, Esq. Oded Har-Even, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Telephone: 617-338-2979 Facsimile: 617-338-2880	Ido Zemach, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Telephone: +972-3-608-9999 Facsimile: +972-3-608-9855

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)(5)	Amount Of Registration Fee (3)
Ordinary Shares, par value NIS 0.4 per share Warrants Units	(4)	(4)	$100,000,000	$12,120 (6)

(1)
There are being registered under this Registration Statement such indeterminate number of ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $100,000,000.  The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement will not exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.

(5)	In United States Dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(6)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the $12,120 registration fee due under this Registration Statement by $3,137.36, which represents the portion of the registration fee previously paid with respect to $26,999,712 of unsold securities previously registered on Registration Statement on Form F-3 (File No. 333-205798), initially filed by the Registrant on July 22, 2015 (calculated at the rate in effect at the time the prior Registration Statement was filed).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
$100,000,000

ATTUNITY LTD.

 Ordinary Shares
Warrants
Units

We may offer and sell, from time to time, ordinary shares, warrants and units in one or more offerings, up to a total dollar amount of $100,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We may sell these securities directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ATTU.” If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, and in “Risk Factors” on page 4.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Attunity Ltd. filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the Registrant may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before purchasing any of our securities.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Attunity”, the “Company”, “we”, “us”, “our” or the “Registrant” are to Attunity Ltd. and its subsidiaries.

When the following terms and abbreviations appear in the text of this prospectus and any supplement to this prospectus, they have the meanings indicated below:

•	“BI” means business intelligence;

•	“Big Data” means very large and complex quantities of datasets that are difficult to process using traditional data processing applications;

•	“data lake” means a storage framework that holds a vast amount of raw data in its native format until it is needed;

•	“dollars” or “$” mean United States dollars;

•	“Hadoop” means an open-source software framework for storage and large-scale processing of data-sets on clusters of commodity hardware;

•	“NIS” mean New Israeli Shekels;

•	the “Companies Law” or the “Israeli Companies Law” mean the Israeli Companies Law, 5759-1999; and

•	the “SEC” means the United States Securities and Exchange Commission.

On October 1, 2018, the exchange rate between the NIS and the dollar, as quoted by the Bank of Israel, was NIS 3.627 to $1.00. Unless indicated otherwise by the context, statements in this prospectus that provide the dollar equivalent of NIS amounts or provide the NIS equivalent of dollar amounts are based on such exchange rate.

ABOUT ATTUNITY

Overview

We are a leading provider of data integration and Big Data management software solutions that enable availability, delivery and management of data across heterogeneous enterprise platforms, organizations, and the cloud.

Our software solutions benefit our customers’ businesses by enabling real-time access and availability of data where and when needed, across the maze of heterogeneous systems making up today’s information technology environment. Our software is commonly used for projects such as cloud migrations, Hadoop and data lakes, data warehousing, modern analytics and artificial intelligence (AI), BI and reporting, data migration and modernization, and data consolidation and distribution.

Through direct sales as well as distribution, original equipment manufacturer (“OEM”) agreements and strategic relationships with leading global-class partners, our solutions have been deployed at thousands of organizations worldwide in all areas of industry, including financial services, healthcare, insurance, energy, telecommunications, manufacturing, retail, pharmaceuticals and the supply chain.

Corporate Information

We were incorporated under the laws of the State of Israel in 1988 as a company limited by shares. Our executive headquarters are located at 16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel, telephone number (972) 9-899-3000. Our authorized representative and agent in the U.S. is Attunity Inc., our wholly owned subsidiary, which maintains its principal offices at 70 Blanchard Road, Burlington, Massachusetts 01803, telephone number (781) 730-4070.  Our address on the Internet is http://www.attunity.com. The information on our website is not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements  within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws with respect to our business, financial condition and results of operations.  Such forward-looking statements reflect our current view with respect to future events and financial results.

We urge you to consider that statements which use the terms “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, including revenues from agreements we signed, expansion of our operations, development and release of new products, performance, levels of activity, our achievements, or industry results, to be materially different from any future results, plans to expand our operations, plans to develop and release new products, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise and we disclaim any obligation to publicly revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based. To the extent forward-looking statements that we incorporate by reference express views as to particular events, conditions or circumstances that may conflict or be inconsistent with each other, the most recent such statement supersedes earlier views.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” below and certain other matters discussed in this prospectus, the documents incorporated by reference into this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 8, 2018, or Annual Report, in any other filing we make with the SEC subsequent to the date of this prospectus that is incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol ATTU.

Annual Share Price Information

The following table sets forth, for each of the years indicated, the range of high and low sale prices of our ordinary shares on the Nasdaq Capital Market:

Year	High	Low
2013	$11.22	$4.42
2014	$12.00	$5.83
2015	$16.25	$8.75
2016	$12.52	$4.15
2017	$9.54	$5.65

Quarterly Share Price Information

The following table sets forth, for each of the full financial quarters in the years indicated, the range of high and low sale prices of our ordinary shares on the Nasdaq Capital Market:

	High	Low
2016
First Quarter	$12.52	$5.47
Second Quarter	$10.12	$4.62
Third Quarter	$10.50	$6.33
Fourth Quarter	$6.94	$4.15

2017
First Quarter	$9.54	$5.65
Second Quarter	$8.24	$6.56
Third Quarter	$7.66	$6.25
Fourth Quarter	$8.15	$6.27

2018
First Quarter	$7.68	$6.51
Second Quarter	$12.39	$6.97
Third Quarter	$22.11	$11.40

Monthly Stock Information

The following table sets forth, for each of the most recent last six months, the range of high and low sale prices of our ordinary shares on the Nasdaq Capital Market:

Month	High	Low

April 2018	$9.19	$6.97
May 2018	$11.79	$8.60
June 2018	$12.39	$10.95
July 2018	$17.08	$11.40
August 2018	$22.11	$16.33
September 2018	$20.67	$16.79
October 2018 (through October 23, 2018)	$18.99	$15.06

On October 23, 2018, the last reported closing sale price of our ordinary shares on the Nasdaq Capital Market was $15.54 per share.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the consolidated debt and capitalization, determined in accordance with U.S. GAAP as of June 30, 2018. The information in this table should be read in conjunction with our audited U.S. GAAP financial statements as of and for the year ended December 31, 2017 and the notes thereto, included in our Annual Report, which is incorporated herein by reference, and our unaudited U.S. GAAP financial statements as of and for the six-month period ended June 30, 2018, included in our Report on Form 6-K furnished to the SEC on September 21, 2018, and incorporated herein by reference.

June 30, 2018 (unaudited)
(U.S. dollars in thousands)

Cash and cash equivalents	$14,999
Short term deposits	18,111
Shareholders’ equity:
Ordinary shares of NIS 0.4 par value; 32,500,000 authorized, 21,090,695 shares issued and outstanding	2,403
Additional paid in capital	177,398
Receivables on account of shares	(311)
Other comprehensive loss	(1,411)
Accumulated deficit	(117,541)
Total shareholders’ equity	$60,538
Total Liabilities and Shareholders’ Equity	$91,538

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from any sales of our securities pursuant to this prospectus.  Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities in connection with our strategic plan, including sales and marketing expenses, research and development expenses, general and administrative expenses and for working capital and other general corporate purposes, including investments and possible acquisitions. We may invest funds that we do not immediately require in marketable securities.

DESCRIPTION OF ORDINARY SHARES

General

Our authorized share capital consists of 32,500,000 ordinary shares of a nominal value of NIS 0.4 each, which entitle their holders to notice of and to participate in and to vote one vote per ordinary share at shareholder meetings, the right to receive dividends upon the declaration of dividends by the board of directors and the right to participate in the distribution of our assets upon liquidation. The shares do not entitle their holders to preemptive rights.

As of October 1, 2018, we had outstanding (i) 21,336,852 ordinary shares, (ii) employee stock options to purchase an aggregate of 1,233,233 ordinary shares at a weighted average exercise price of approximately $9.54 per share, with the latest expiration date of these options being January 29, 2024 (of which, options to purchase  1,039,762 of our ordinary shares were exercisable within 60 days of October 1, 2018), and (iii) 1,333,104 ordinary shares issuable upon the vesting of restricted share units, or RSUs.  In addition, all of our ordinary shares are coupled with ordinary share bonus rights, or the Rights (see “Provisions Restricting Change in Control of Our Company; Rights Plan” below).

From October 1, 2017 through October 1, 2018, we issued a total of  4,189,841 ordinary shares, of which (i) 3,407,450 shares were issued in connection with the closing of an underwritten public offering in December 2017 (including 444,450 ordinary shares issued to the underwriters upon the full exercise of the underwriters’ over-allotment option) and (ii) 782,391 shares were issued upon the exercise of options granted, and the vesting of RSUs issued, under our equity incentive plans.

The following description of our ordinary shares and certain provisions of our memorandum and articles of association and of the Israeli Companies Law related to such provisions is only a summary. The description below is qualified in its entirety by the provisions of our memorandum and articles of association, which are incorporated herein by reference and to Israeli law.

Rights Attached to Shares

Dividend rights. Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares with regard to dividends, our profits available for dividends and resolved to be distributed shall be applied in payment of dividends upon our shares in proportion to the amount paid up or credited as paid-up per the nominal value thereon, respectively. Unless otherwise specified in the conditions of issuance of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period.  Our Board of Directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of profits legally available for distribution, in accordance with the provisions of the Israeli Companies Law. In this respect, see Item 8.A “Financial Information – Consolidated Statements and Other Financial Information – Dividend Distribution Policy” of our Annual Report, which is incorporated herein by reference.  If after one year a dividend has been declared and it is still unclaimed, our Board of Directors is entitled to invest or utilize the unclaimed amount of dividend in any manner to our benefit until it is claimed. We are not obligated to pay interest on an unclaimed dividend.

Voting rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Rights to share in profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution. See “Dividend rights” above.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by us. Under our memorandum and articles of association as well as the Israeli Companies Law, the liability of our shareholders is limited to the unpaid amount of the par value of the shares held by them.

Limitations on any existing or prospective major shareholder. Israeli law imposes certain duties and limitations on principal shareholders, such as a duty of fairness toward the company and requirements of special corporate approvals for transactions with principal shareholders or in which they have a personal interest.  See Item 6.C “Directors, Senior Management and Employees – Board Practices – Approval of Related Party Transactions Under Israeli Law” and Item 10.B “Memorandum and Articles of Association” of our Annual Report, which are incorporated herein by reference.

Changing Rights Attached to Shares

The rights attached to any class of shares (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of the class by a majority of the voting rights of such class represented at the meeting in person or by proxy and voting thereon.

Under our articles of association, unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

Shareholders Meetings

Our Board of Directors must convene an annual meeting of shareholders at least once every calendar year, within fifteen months of the last annual meeting. A special meeting of shareholders may be convened by our Board of Directors, as it decides.

The Companies Law generally allows shareholders (1) who hold at least 1% of the outstanding shares of a public company to submit a proposal for inclusion on the agenda of a general meeting of the company’s shareholders and (2) who hold at least 5% of the outstanding ordinary shares of a public company to convene a special meeting of shareholders upon request in accordance with the Companies Law. Our articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings.

In accordance with our articles of association, unless a longer period for notice is prescribed by the Israeli Companies Law, at least 10 days’ and not more than 60 days’ notice of any general meeting of shareholders shall be given. Under the Companies Law, shareholder meetings generally require prior notice of not less than 21 days or, with respect to certain matters, such as election of directors and affiliated party transactions, not less than 35 days.

The quorum required at any meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least 25% of the total voting rights in the Company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. If, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, any two shareholders present in person or by proxy shall constitute a quorum, except with respect to adjourned shareholder meetings convened for shareholder proposals.

Under our articles of association, all resolutions require approval of no less than a majority of the voting rights represented at the meeting in person or by proxy and voting thereon, except that certain provisions of our articles of association relating to shareholder proposals and election and removal of directors would require a special majority of two thirds (66.66%) or more of the voting power represented at the meeting in person or by proxy and voting thereon.

Pursuant to our articles of association, our directors (except outside directors) are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting. See below under “Duties of Shareholders” and Item 6.C “Directors, Senior Management and Employees – Board Practices – Election of Directors; Board Meetings” of our Annual Report, which is incorporated herein by reference.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

Duties of Shareholders

Disclosure by Controlling Shareholders. Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. A controlling shareholder is a shareholder who has the ability to direct the activities of a company, including a shareholder that owns 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights, but excluding a shareholder whose power derives solely from his or her position on the board of directors or any other position with the company.

Approval of Certain Transactions. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the engagement of a controlling shareholder as an office holder or employee (including compensation therefor), generally require the approval of the audit committee (or compensation committee with respect to engagement as an office holder or employee), the board of directors and the shareholders, in that order. The shareholder approval must include at least a majority of the shares of non-interested shareholders voted on the matter. However, the transaction can be approved by shareholders without this special approval if the total shares of non-interested shareholders that voted against the transaction do not represent more than 2% of the voting rights in the company. In addition, any such extraordinary transaction whose term is longer than three years may require further shareholder approval every three years, unless, where permissible under the Companies Law, the audit committee approves that a longer term is reasonable under the circumstances.  With respect to approval of compensation to directors and executive officers, see also Item 6.C “Directors, Senior Management and Employees – Board Practices – Approval of Related Party Transactions Under Israeli Law” of our Annual Report, which is incorporated herein by reference.

General Duties of Shareholders. In addition, under the Companies Law, each shareholder has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his or her power in the company, such as in shareholder votes. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the articles of association, has the power to appoint or prevent the appointment of an office holder or any other power with respect to the company. However, the Companies Law does not define the substance of this duty of fairness.

Provisions Restricting Change in Control of Our Company; Rights Plan

Except for (1) establishing advance notice and procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings, and (2) requiring a special majority voting in order to amend certain provisions of our articles of association relating to shareholder proposals and election and removal of directors, there are no specific provisions of our memorandum, articles of association or other constituent documents that would have an effect of delaying, deferring or preventing a change in control of Attunity or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, our rights plan and certain provisions of the Companies Law may have such effect.

On June 7, 2016, our Board of Directors adopted the shareholder bonus rights plan, or the rights plan. The rights plan, as extended on June 22, 2018, is intended to ensure that all of Attunity's shareholders are treated fairly and equitably in the event of an unsolicited takeover attempt and to encourage any potential acquirer to negotiate with our Board of Directors. Pursuant to the rights plan, the Rights were distributed at the rate of one Right for each of the Company's ordinary shares held by shareholders of record as of the close of business on June 17, 2016. The Rights are exercisable and transferable apart from our ordinary shares only if a person or group becomes an “Acquiring Person” by acquiring beneficial ownership (including through derivative securities) of 11% or more of our ordinary shares, subject to certain exceptions set forth in the rights plan, or commences a tender or exchange offer upon consummation of which such person or group would become an Acquiring Person. Until the Rights become exercisable, each Right initially represents the right to buy one-half of one ordinary share for $70 per share. Subject to certain conditions described in the rights plan, once the Rights become exercisable, the holders of Rights, other than the Acquiring Person, will be entitled, for a price of $70, to purchase ordinary shares having a market price of $140 (two times the $70 exercise price), which equals one-half of the market price per share. Unless further extended, the Rights will expire on June 30, 2019 and are generally redeemable by the Board of Directors, at $0.001 per Right, at any time until the tenth business day following public disclosure that a person or group has become an Acquiring Person.

The Companies Law also includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and a vote of the majority of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in a public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a 25% or greater shareholder of the company, unless there is already another 25% or greater shareholder of the company or (2) the purchaser would become a 45% or greater shareholder of the company, unless there is already a 45% or greater shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholder approval, (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. A “special” tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. In general, the tender offer may be consummated only if (1) at least 5% of the company’s outstanding shares will be acquired by the offeror and (2) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Disclosure of Shareholders’ Ownership

The Israeli Securities Law, 1968 and regulations promulgated thereunder do not require a company whose shares are publicly traded solely on a stock exchange outside of Israel, as in the case of our company, to disclose its share ownership.  However, our shareholders must comply with the share ownership disclosure requirements of Sections 13(d) and 13(g) of the Exchange Act and the regulations promulgated thereunder, and the share ownership of our officers, directors and the holders of more than 5% of our shares is also disclosed in our annual reports on Form 20-F.

Changes in Our Capital

Changes in our capital, such as an increase of authorized share capital or creation of another class of shares, are subject to the approval of the shareholders by the holders of at least 75% of the votes of shareholders present by person or by proxy and voting in the shareholders meeting.

Transfer Agent

Our transfer agent in the United States is American Stock Transfer and Trust Company, LLC whose address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities issued by the Company under this prospectus. Warrants may be issued independently or together with any other securities issued by the Company under this prospectus and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and U.S. federal income tax consequences;

•	the antidilution provisions of the warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the ordinary shares, warrants or units, which we refer to collectively as the “securities,” in any one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters or dealers for resale to the public or to investors;

•	in “at the market offerings,” if eligible, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or an exchange or otherwise;

•	directly to investors, including our affiliates, in privately negotiated transactions; or

•	through a combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Attunity Ltd. appearing in our Annual Report and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS

 The validity of the securities offered hereby under Israeli law has been passed upon for us by and other legal matters under Israeli law relating to any offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel.  Some legal matters under United States law relating to any offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, Massachusetts.

WHERE YOU CAN FIND MORE INFORMATION

Our Public Filings

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the SEC (Commission File Number 001-20892). These filings contain important information which does not appear in this prospectus.

For further information about us, you may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549, Room 1580, on official business days during the hours of 10:00 am to 3:00 pm. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•
The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 25, 2012 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•
The description of our ordinary share bonus rights contained in Item 1 of our registration statement on Form 8-A filed with the SEC on June 8, 2016, Amendment No. 1 thereto filed with the SEC on June 20, 2017, and Amendment No. 2 thereto filed with the SEC on June 28, 2018, under the Exchange Act and any additional amendment or report filed for the purpose of updating that description;

•	Our Annual Report;

•
Our consolidated GAAP financial statements as of and for the six-month period ended June 30, 2018 and the notes thereto, as well as the management’s discussion and analysis related thereto, that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on September 21, 2018;

•	Our GAAP financial statements as of and for the three-month period ended March 31, 2018 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on May 3, 2018; and

•
Any Report on Form 6-K, or any part thereof, filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed or furnished after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the documents incorporated by reference as of the date of this prospectus.  Likewise, statements in or portions of a future document incorporated by reference in a prospectus supplement may update and replace statements in and portions of this prospectus or the previously incorporated documents.

We shall provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Attunity Ltd.
 16 Atir Yeda Street
Atir Yeda Industrial Park
Kfar Saba 4464321, Israel
Attn.: Company Secretary
 Telephone number (+972) 9-899-3000

You may also obtain information about us by visiting our website at http://www.attunity.com. Information contained in our website is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act, as applicable to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC.  As a foreign private issuer, we are exempt from certain provisions of the Exchange Act.  Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report of Foreign Private Issuer on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in Israel.  Substantially all of our executive officers and directors and our Israeli auditors are nonresidents of the United States, and a substantial portion of our assets and the assets of these persons are located outside the United States.  Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any such persons.

Additionally, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.  Subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment is no longer appealable;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.  An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;

•	there was no due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid; or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel.  The usual practice in an action to recover an amount in non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in NIS at the rate of exchange on the date of payment, but the judgment debtor also may make payment in non-Israeli currency.  Pending collection, the amount of the judgment stated in NIS ordinarily will be linked to the Israel consumer price index plus interest at the annual rate (set by Israeli law) prevailing at that time.  Judgment creditors bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$12,120	**
Legal fees and expenses*	$10,000
Accounting fees and expenses*	$9,000
Miscellaneous expenses*	$1,000

Total	$32,120

*Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

**Of this amount, $3,137.36 was previously paid in connection with the filing of a Registration Statement on Form F-3 (File No. 333-205798) originally filed on July 22, 2015.

ATTUNITY LTD.

$100,000,000 OF
ORDINARY SHARES
WARRANTS
UNITS
__________________

PROSPECTUS
__________________

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.            Indemnification of Directors and Officers

Exculpation, Indemnification and Insurance of Directors and Officers

Exculpation of Office Holders.  Under the Companies Law, an Israeli company may not exempt an office holder from his or her liability for a breach of the duty of loyalty to the company, but may exempt an office holder, in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the company (except with regard to distributions), if the articles of association so provide.  Our articles of association permit us to exempt our office holders to the fullest extent permitted by law.

Office Holders’ Insurance. As permitted by the Companies Law, our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders concerning an act performed by him or her in his or her capacity as an office holder for:

•	a breach of his or her duty of care to us or to another person;

•	a breach of his or her duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests;

•	a financial liability imposed upon him or her in favor of another person;

•
expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws, if applicable, and payments made to injured persons under specific circumstances thereunder; and

•	any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the Company.

Indemnification of Office Holders. As permitted by the Companies Law, our articles of association provide that we may indemnify any of our office holders for an act performed in his or her capacity as an office holder, retroactively (after the liability has been incurred) or in advance against the following:

•
a financial liability incurred by, or imposed on, him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court; provided that our undertaking to indemnify with respect to such events on a prospective basis is limited to events that our Board of Directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or standard that our Board of Directors determines to be reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify;

•
reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or charged to him or her by a court, resulting from the following: proceedings we institute against him or her or instituted on our behalf or by another person; a criminal indictment from which he or she was acquitted; or a criminal indictment in which he or she was convicted for a criminal offense that does not require proof of intent;

•
expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws, if applicable, and payments made to injured persons under specific circumstances thereunder; and

•	any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder in the Company.

Limitations on Exculpation, Insurance and Indemnification. The Companies Law provides that a company may not indemnify an office holder nor exculpate an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty, unless with respect to indemnification and insurance, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly, unless it was committed only negligently;

•	any act or omission committed with the intent to derive an illegal personal benefit; or

•	any fine levied against the office holder.

In addition, under the Companies Law, exculpation of, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our Board of Directors and, in specified circumstances, such as if the office holder is a director, by our shareholders.

We have undertaken to indemnify our office holders to the fullest extent permitted by law, including exculpation from the duty of care, by providing them with a Letter of Indemnification, the form of which was approved by our shareholders. We also currently maintain directors and officers liability insurance with an aggregate coverage limit of $25 million, with a Side A coverage of an additional $5 million.

Item 9.            Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum of Association of the Registrant, as amended and restated +(1)
3.2	Amended and Restated Articles of Association of the Registrant (2), as amended (3)
3.3	Bonus Rights Agreement, dated as of June 7, 2016, between the Registrant and American Stock Transfer & Trust Company, LLC (4), as amended (5) (6)
4.1	Specimen of Ordinary Share Certificate (7)
4.2	Form of Warrant Agreement and Warrant Certificate*
4.3	Form of Unit Agreement and Unit Certificate*
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
______________

(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.
(3)	Filed as Appendix B to the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the SEC on November 28, 2017, and incorporated herein by reference.
(4)	Filed as Exhibit 99.2 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 8, 2016, and incorporated herein by reference.
(5)
Amendment No. 1 to the Bonus Rights Agreement, dated as of June 19, 2017, was filed as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 20, 2017, and is incorporated herein by reference.

(6)
Amendment No. 2 to the Bonus Rights Agreement, dated as of June 22, 2018, was filed as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 28, 2018, and is incorporated herein by reference.

(7)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.

*          To be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.
+          Translated from Hebrew.

Item 10.         Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)       If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, Israel, on October 24, 2018.

ATTUNITY LTD. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary

POWER OF ATTORNEY

We, the undersigned directors and / or officers of Attunity Ltd., hereby severally each constitute and appoint Shimon Alon and Dror Harel-Elkayam, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shimon Alon Shimon Alon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 24, 2018
/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 24, 2018
/s/ Dov Biran Dov Biran	Director	October 24, 2018
/s/ Dan Falk Dan Falk	Director	October 24, 2018
/s/ Tali Alush-Aben Tali Alush-Aben	Director	October 24, 2018
/s/ Gil Weiser Gil Weiser	Director	October 24, 2018

Authorized Representative in the United States:

Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary	October 24, 2018

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum of Association of the Registrant, as amended and restated +(1)
3.2	Amended and Restated Articles of Association of the Registrant (2), as amended (3)
3.3	Bonus Rights Agreement, dated as of June 7, 2016, between the Registrant and American Stock Transfer & Trust Company, LLC (4), as amended (5) (6)
4.1	Specimen of Ordinary Share Certificate (7)
4.2	Form of Warrant Agreement and Warrant Certificate*
4.3	Form of Unit Agreement and Unit Certificate*
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
______________

(1)	Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.
(3)	Filed as Appendix B to the Registrant’s Proxy Statement filed on Report of Foreign Private Issuer on Form 6-K submitted to the SEC on November 28, 2017, and incorporated herein by reference.
(4)	Filed as Exhibit 99.2 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 8, 2016, and incorporated herein by reference.
(5)
Amendment No. 1 to the Bonus Rights Agreement, dated as of June 19, 2017, was filed as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 20, 2017, and is incorporated herein by reference.

(6)
Amendment No. 2 to the Bonus Rights Agreement, dated as of June 22, 2018, was filed as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K submitted to the SEC on June 28, 2018, and is incorporated herein by reference.

(7)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference.

*          To be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.
+          Translated from Hebrew.